UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 14, 2012

SKULLCANDY, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-35240 (Commission File Number)	56-2362196 (IRS Employer Identification No.)

1441 West Ute. Blvd, Suite 250 Park City, Utah (Address of principal executive offices)		84098 (Zip Code)

(435) 940-1545

(Registrant’s telephone number, including area code):

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Appointment of Chief Financial Officer. On September 18, 2012, Skullcandy, Inc. (the “Company”), announced that it has hired Kyle Wescoat as its Senior Vice President and Chief Financial Officer, who is expected to assume this position no later than October 1, 2012.

Mr. Wescoat, age 60, served as the Vice President of Finance and Chief Financial Officer of Vizio, Inc., a producer of consumer electronics, from February 2008 to May 2011. Prior to that, Mr. Wescoat served as the Chief Administrative Officer of the Los Angeles Dodgers from January 2007 to July 2008. Mr. Wescoat has previously served as the Vice President of Finance and Chief Financial Officer of Cherokee, Inc., a multi-brand retail direct licensor and Vans, Inc., a teen oriented, multi-channel lifestyle company. Mr. Wescoat holds a Bachelors of Science from Drexel University, and a Masters of Business Administration, Finance from the University of Michigan.

Upon the commencement of his employment, Mr. Wescoat will receive an annual salary of $275,000 and he will be eligible to participate in the Company’s annual bonus program, with a target bonus of 50% of his base salary and a bonus opportunity range of 25% to 100% of his base salary. Mr. Wescoat’s bonus for 2012 will be pro-rated to reflect his start date with the Company. Mr. Wescoat will also be eligible to participate in the Company’s 2011 Incentive Award Plan, and will receive an inaugural, one-time grant of restricted stock units with a grant date value of $180,000, which will vest in equal annual increments over a four year period. In addition, in 2013 Mr. Wescoat will participate in an annual grant of performance share units, with his units valued at $400,000. The performance share units will vest upon the achievement of specified performance metrics at the end of a three year performance period. Mr. Wescoat will be eligible to participate in the Company’s 401(k) plan, health plans and other benefits on the same terms as all other Company employees. The Company will also be providing Mr. Wescoat with relocation assistance, including 60 days of temporary housing, a house hunting trip, packing and moving of belongings, and a $20,000 moving allowance, all of which relocation benefits are to be reimbursed on a pro-rata basis if Mr. Wescoat’s employment terminates in the first year of employment.

In the event that Mr. Wescoat’s employment with the Company is terminated other than for “cause” (as defined in the employment agreement), or due to disability, death, in each case, within twelve months following, or three months preceding, a “change of control” (as defined in the employment agreement”), he will also be entitled to twelve months of severance payments equal to his monthly base salary and all his unvested options will immediately vest and become exercisable, subject to reduction in accordance with a best pay limitation.

There are no transactions between Mr. Wescoat and the Company and there is no arrangement or understanding between Mr. Wescoat and any other persons or entities pursuant to which Mr. Wescoat was appointed as a director of the Company.

The full text of the press release announcing Mr. Wescoat’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01	Exhibits.

(d) Exhibits

99.1	Press Release dated September 18, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2012

SKULLCANDY, INC.

By:	/s/ Jeremy Andrus
Jeremy Andrus President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release dated September 18, 2012